Exhibit 99.1

1 Fountain Square Chattanooga, TN 37402 www.unum.com

FOR IMMEDIATE RELEASE

Contacts
INVESTORS	Thomas A. H. White 423 294 8996 Madhavi Venkatesan 423 294 1630
MEDIA	Jim Sabourin 423 294 6300

Unum Group Announces Establishment of

Revolving Credit Facility

CHATTANOOGA, Tenn. (December 13, 2007) – Unum Group (NYSE: UNM) (the “Company”) announced today that it has established a $400 million unsecured revolving credit facility. The facility was arranged through Wachovia Capital Markets, LLC and Banc of America Securities LLC. The Company intends to use any drawn borrowings from the facility for general corporate purposes. Any actions that the Company may institute will be consistent with the Company’s previously announced capital management strategy.

“We are very pleased to have established this credit facility which provides additional liquidity and financial flexibility for the Company,” commented Robert Greving, executive vice president, chief financial officer and chief actuary of Unum Group. “Completing this facility despite the current difficult environment for financial companies is a strong endorsement of Unum and further evidence of the growing market confidence in our Company. Additionally, we are pleased to have completed the first steps in our recently announced capital management strategy with the successful completion of the debt tender and bond call.”

As of November 29, 2007 the Company closed its October 31, 2007 announced tender offer and successfully retired $400 million of outstanding debt. On December 3, 2007 the Company successfully called and retired $150 million of its outstanding Public Income Notes (PINEs). Along with the earlier 2007 retirement of $150 million of the Company’s ACEs related debt and $52 million in open market purchases of other Company debt, the Company has now completed $752 million of the targeted $800 million in debt reduction previously announced in conjunction with the completion of its recent Northwind securitization transaction. As a result of the Company’s debt retirement activities in November and December, costs related to early retirement of debt are expected to be approximately $37.0 million, after tax, in the fourth quarter of 2007.

UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.

ABOUT UNUM GROUP

Unum (www.unum.com) is one of the leading providers of employee benefits products and services and the largest provider of group and individual income protection insurance in the United States and the United Kingdom.

SAFE HARBOR STATEMENT

Statements in this press release that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. These risks and uncertainties include such matters as general economic or business conditions; events or consequences relating to terrorism, acts of war and catastrophes, including natural and man-made disasters; competitive factors, including pricing pressures; legislative, regulatory, accounting, or tax law changes; and the interest rate environment. More specifically, they include fluctuations in insurance reserve liabilities; changes in projected new sales and renewals; variations between projections and actual experience in persistency rates, incidence and recovery rates, pricing and underwriting; retained risks in our reinsurance operations; availability and cost of reinsurance; the level and results of litigation, rating agency actions, and regulatory actions and investigations; actual experience in implementing and complying with the multistate market conduct regulatory settlement agreements and the California Department of Insurance settlement agreement; negative media attention; changes in assumptions relating to deferred acquisition costs, value of business acquired, or goodwill; the level of pension benefit costs and funding; investment results, including credit deterioration of investments; the ability of our insurance company subsidiaries to pay dividends or extend credit to us and certain of our intermediate holding company subsidiaries and/or finance subsidiaries; and effectiveness of product support and customer service. For further information of risks and uncertainties that could affect actual results, see our filings with the Securities and Exchange Commission, including information in the sections titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and subsequently filed Form 10-Qs. The forward-looking statements in this press release are being made as of the date of this press release, and we expressly disclaim any obligation to update or revise any forward-looking statement contained herein.

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UNUM IS A REGISTERED TRADEMARK AND MARKETING BRAND OF UNUM GROUP AND ITS INSURING SUBSIDIARIES.